Exhibit 3.425
ARTICLES OF INCORPORATION
OF
TUTOR JR. REFUSE SERVICE. INC.
     The undersigned natural person of the age of eighteen (18) years or more does hereby adopt the following articles of incorporation for the purpose of forming a corporation under the General and Business Corporation Act.
ARTICLE I
     The name of the corporation is: TUTOR JR. REFUSE SERVICE, INC.
ARTICLE II
     The initial registered office of the corporation in the State of Missouri shall be located at 756 N 6th Street, Ste. Genevieve, Missouri 63670.
     The name of the initial registered agent of the corporation at such address shall be NORMA GRASS.
ARTICLE III
     The aggregate number of shares which this corporation shall have authority to issue shall be 30,000 shares, all of which shall be common stock having a par value of One Dollar ($1.00) per share.
ARTICLE IV
     The preemptive rights of shareholders to purchase additional shares of the corporation’s authorized capital common stock shall not be limited or denied.
ARTICLE V
     The name of the incorporator is as follows: Frank J. Elpers, 296 Market Street, Ste. Genevieve, MO 63670.
ARTICLE VI
     The initial Board of Directors of the corporation shall consist of 2 persons. The number of directors to constitute subsequent boards of directors shall be fixed by, or in the manner provided in, the by-laws of the corporation. Any changes in the number of members of the Board shall be reported to the Secretary of State within thirty (30) calendar days of such change.
ARTICLE VII
     The corporation shall have perpetual existence.
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OCT 11 1989
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ARTICLE VIII
     The purposes for which this corporation is formed are as follows:
     A. To operate a refuse pick-up service;
     B. To the same extent as natural persons could do, to acquire, construct, maintain, develop, improve, rent, use, mortgage and dispose of real property and interests;
     C. To act as agent or representative, in any capacity; and to perform services for others;
     D. To acquire, develop, own and dispose of rights, privileges, permits and franchises, convenient for any of the purposes of its business;
     E. To acquire, own, pledge, dispose of and deal in shares of capital stock, rights, bonds, debentures, notes, trust receipts and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, associations, firms, trusts or persons, public or private, or by the government of the United States of America or by any foreign government or by any state, territory, province, municipality or other political subdivision or by any governmental agency, domestic or foreign, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof;
     F. To aid in any manner any corporation, association, firm or individual, any of whose securities, evidences of indebtedness, obligations or stock are held by the corporation directly or indirectly, or in which, or in the welfare of which, the corporation shall have any interest, and to guarantee securities, evidences of indebtedness and obligations of other persons, firms, associations and corporations;
     G. To acquire, and pay for in cash, stock, bonds or other securities of the corporation or otherwise, the goodwill, rights, assets and property and to undertake and assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation;
     H. To borrow moneys and, from time to time without limit as to amount, to issue, accept, endorse and execute promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes;
     I. To lend any of its funds, either with or without security;
     J. To acquire, hold and dispose of shares of its own capital stock and rights thereto;
     K. To carry on any other lawful business for which a corporation may be organized under the General Corporation Law of Missouri;
     L. To do all such things as are necessary and incidental to the attainment of the above stated purposes;
     M. To have and exercise all the powers conferred by the laws of the State of Missouri upon corporations formed under the laws of such State;
     N. The purposes specified in the foregoing clauses shall, except as otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the purposes specified in each of the foregoing clauses of this article shall be regarded as independent purposes.
ARTICLE IX
     No contract or other transaction between this corporation and any other firm or corporation shall be affected or invalidated by reason of the fact that any of the directors or officers of this corporation are interested in or are members, shareholders, directors or officers of such other firm or corporation and any director or officer of this corporation may be a party to or may be interested in any contract or transaction of this corporation or in which this corporation is interested and no such contract shall be affected or invalidated thereby and each and every person who may become a director or officer of this corporation is hereby relieved from any liability that might otherwise exist, from his contract and with this corporation for the benefit of himself or any person, firm, association or corporation in which he may be in anywise, interested.
ARTICLE X
     The above stated objects and purposes shall be construed also as powers, but such enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation now or hereafter granted to it by law. Only the business for which a corporation may be formed under the laws of the State of Missouri may be conducted by the Corporation.
     IN WITNESS WHEREOF, I have executed these articles of incorporation this 10th day of October, 1989.

/s/ Frank J. Elpers
FRANK J. ELPERS

STATE OF MISSOURI	)
	)	SS.
COUNTY OF STE, GENEVIEVE	)
     I, Jean M. Schweigert a notary public, do hereby certify that on this 10th day of October, 1989, personally appeared before me, Frank J. Elpers, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

/s/ Jean M. Schweigert
Notary Public

My Commission expires:	JEAN M. SCHWEIGERT, NOTARY PUBLIC
STE GENEVIEVE COUNTY, STATE OF MISSOURI
MY COMMISSION EXPIRES 10/18/91
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OCT 11 1989
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State of Missouri Judith K. Moriarty, Secretary of State
Corporation Division
Amendment of Articles of Incorporation
(To be submitted in duplicate)
Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:
1.	The present name of the Corporation is Tutor Jr. Refuse Service, Inc.

The name under which it was originally organized was Tutor Jr. Refuse Service, Inc.

2.	An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on April 21, 1994.

3.	Article Number I is amended to read as follows:
The name of the corporation is: CWI of Missouri, Inc.
(If more than one article is to be amended or more space is needed attach fly sheet.)

4.	Of the 30,000 shares outstanding, 30,000 of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares
Common	30,000

5.	The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against
Common	30,000	-0-
6.	If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is: N/A

If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are: N/A

7.	If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected. N/A

IN WITNESS WHEREOF, the undersigned,	Carlos E. Aguero
President or

has executed this instrument and its
Vice President

T. Kevin Sheehy	, has affixed its corporate seal hereto and
Secretary or Assistant Secretary
attested said seal on the 22 day of April, 1994.

Place
CORPORATE SEAL
Here	None
(If no seal, state “None”)		Tutor Jr. Refuse Service, Inc.
Name of Corporation

ATTEST:
/s/ T. Kevin Sheehy Secretary of Assistant Secretary	By:	/s/ Carlos E. Aguero President or Vice President

FILED AND CERTIFICATE ISSUED APR 26 1994 /s/ Judith K. Mariarty [ILLEGIBLE]

State of New Jersey	}
ss.
County of Union
     I, Victoria D. Halloran, a Notary Public do hereby certify that on this 21st day of April 1994, personally appeared before me Carlos E. Aguero who, being by me first duly sworn, declared that he is the President of Tutor Jr. Refuse Service, Inc. that he signed the foregoing documents as President of the corporation, and that the statements therein contained are true.

(Notarial Seal)	/s/ Victoria D. Halloran
Notary Public

My commission expires April 23, 1996

VICTORIA D. HALLORAN
NOTARY PUBLIC OF NEW JERSEY
My Commission Expires April 23, 1996